                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): JULY 21, 1999



                                LPA HOLDING CORP.
             (Exact name of registrant as specified in its charter)



                       See Table of Additional Registrants


           DELAWARE                    333-56239-01                   43-1144353
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer Identification
incorporation or organization)                                          Number)


                       8717 WEST 110TH STREET, SUITE 300
                          OVERLAND PARK, KANSAS 66210
                                 (913) 345-1250
   (Address and Telephone Number of Registrant's Principal Executive Office)

                             ADDITIONAL REGISTRANTS

                              JURISDICTION OF       COMMISSION           IRS EMPLOYER
                NAME           INCOPRORATION        FILE NUMBER       IDENTIFICATION NO.
---------------------------   ---------------     ----------------    ------------------
La Petite Academy, Inc.              Delaware        333-56239            43-1243221
LPA Services, Inc.                   Delaware       333-56239-02          74-2849053

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

         On July 21, 1999, La Petite Academy, Inc. (the "Company") consummated a merger with Bright Start, Inc., a Minnesota corporation ("Bright Start"), pursuant to which Bright Start became a wholly-owned subsidiary of the Company. In consideration for the merger, the Company paid a total of $9.3 million for all of the issued and outstanding shares of Bright Start common stock and all of the issued and outstanding options to purchase shares of Bright Start common stock, and assumed approximately $2.0 million in debt.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements of Business Acquired

         Included herewith are (1) the unaudited balance sheet of Bright Start, Inc. as of June 30, 1999 and the unaudited statements of operations and cash flows for the 44 weeks ended June 30, 1999 and (2) the audited balance sheet of Bright Start, Inc. as of August 31, 1998 and 1997 and statements of operations, shareholders' equity and cash flows for the years then ended, with the report of Ernst & Young LLP.

                              FINANCIAL STATEMENTS

                               BRIGHT START, INC.

              JUNE 30, 1999 (UNAUDITED), AUGUST 31, 1998 AND 1997

                               Bright Start, Inc.

                              Financial Statements


              June 30, 1999 (Unaudited), August 31, 1998 and 1997




                                    CONTENTS

Report of Independent Auditors...........................................1

Audited Financial Statements

Balance Sheets...........................................................2
Statements of Operations.................................................4
Statement of Shareholders' Equity........................................5
Statements of Cash Flows.................................................7
Notes to Financial Statements............................................9

                         Report of Independent Auditors


The Board of Directors
Bright Start, Inc.

We have audited the balance sheets of Bright Start, Inc. as of August 31, 1998 and 1997, and the related statements of operations, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bright Start, Inc. at August 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


Ernst & Young LLP

October 9, 1998

                               Bright Start, Inc.
                                 Balance Sheets

                                                                       JUNE 30             AUGUST 31        AUGUST 31
                                                                         1999                1998              1997
                                                                      ------------------------------------------------
ASSETS                                                                (UNAUDITED)
Current assets:
   Cash and cash equivalents                                          $  235,242          $  627,972       $  104,714

   Accounts receivable, less allowance of $17,600
        and $20,000 in 1998 and 1997, respectively                       609,701             545,594          402,530
   Prepaid expenses                                                      301,753             320,742          278,144
                                                                      ------------------------------------------------
Total current assets                                                   1,146,696           1,494,308          785,388
                                                                      ------------------------------------------------

Equipment and leasehold improvements, at cost:
   Vehicles                                                              856,474             815,474          767,336
   Office furniture and equipment                                        456,011             395,644          370,725
   Equipment and fixtures                                                510,474             461,030          428,208
   Movable furnishings                                                 1,323,370           1,273,302        1,225,605
   Outdoor playground equipment                                          982,549             981,079          937,910
   Learning equipment                                                    508,995             488,550          488,989
   Leasehold improvements                                                451,937             430,928          368,223
   Playground improvements                                                47,777              23,577           10,239
                                                                      ------------------------------------------------
                                                                       5,137,587           4,869,584        4,597,235
   Less accumulated depreciation and amortization                      3,083,890           2,588,069        1,953,083
                                                                      ------------------------------------------------
                                                                       2,053,697           2,281,515        2,644,152

Intangibles and other assets:
   Organization and acquisition costs, net of amortization of
     $511,831 and $487,314 at 1998 and 1997, respectively                 11,243              20,564           45,081
   Goodwill, net of amortization of $2,183,793 and
      $2,149,726 at 1998 and 1997, respectively                        1,223,933           1,252,322        1,286,389
   Deferred debt costs, net of amortization of $25,791 at 1997                 -                   -           49,003
   Other assets                                                          106,292              91,160           84,366
                                                                      ------------------------------------------------
                                                                       1,341,468           1,364,046        1,464,839
                                                                      ------------------------------------------------



                                                                      ================================================
Total assets                                                          $4,541,861          $5,139,869       $4,894,379
                                                                      ================================================


                                                                       JUNE 30       AUGUST 31       AUGUST 31
                                                                        1999            1998           1997
                                                                    -------------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY                                 (UNAUDITED)
Current liabilities:
   Current maturities of long-term debt                             $    172,339    $   211,444    $   225,148
   Line of credit                                                        150,000              -        295,000
   Note payable, shareholders                                                  -              -        200,000
   Accounts payable                                                      111,026        328,957        382,294
   Accrued salaries and related expenses                                 657,773        760,699        525,074
   Other accrued expenses                                                143,189        177,367        186,213
   Advance tuition                                                       308,080        353,902        122,862
                                                                   -------------------------------------------
Total current liabilities                                              1,542,407      1,832,369      1,936,591

Deferred rent                                                             11,577         16,402         22,193

Long-term debt, less current maturities                                  265,474        345,029        503,085

Subordinated debt                                                      1,649,842              -      1,346,904
                                                                   -------------------------------------------
Total liabilities                                                      3,469,300      2,193,800      3,808,773

Commitments

Shareholders' equity:
   Preferred Stock, Series A, par value $.01; authorized,
     issued and outstanding shares - 0 in 1998 and 770,000 in                -               -          7,700
     1997
   Preferred Stock, Series B, par value $.01; authorized shares
     - 1,000,000; issued and outstanding shares - 0 in
     1998 and 833,333 in 1997                                                -               -          8,333
   Preferred Stock, Series C, par value $.01; authorized,
     issued and outstanding shares - 519,063--1998 and 1997                  -           5,191          5,191
   Preferred Stock, Series D, par value $.01; authorized,
     issued and outstanding shares - 0 in 1998 and 250,000 in 1997           -               -          2,500
   Common Stock, par value $.01 per share; authorized
    shares - 12,460,937, issued and outstanding shares -
    3,379,821 in 1998 and 326,000 in 1997                               33,898          33,798          3,260
   Additional paid-in capital                                        5,995,816       8,160,176      5,115,204
   Retained earnings (deficit)                                      (4,957,153)     (5,253,096)    (4,056,582)
                                                                   ------------------------------------------
                                                                     1,072,561       2,946,069      1,085,606
                                                                ---------------------------------------------
Total liabilities and shareholders' equity                          $4,541,861      $5,139,869     $4,894,379
                                                                =============================================


See accompanying notes.

                               Bright Start, Inc.
                            Statements of Operations

                                                                    44 WEEKS ENDED           YEAR ENDED AUGUST 31
                                                                     JUNE 30, 1999           1998             1997
                                                                    ---------------------------------------------------
Revenues:                                                             (UNAUDITED)
   Tuition                                                            $18,308,469         $21,493,210      $18,843,413
   U.S. Department of Agriculture subsidy                                 356,773             340,930          286,462
   Registration                                                           171,338             232,897          234,810
   Other                                                                   91,958             148,366          140,284
                                                                    ---------------------------------------------------
                                                                       18,928,538          22,215,403       19,504,969
                                                                    ---------------------------------------------------
Operating expenses:
   Payroll and related expenses                                        10,336,254          11,350,629       10,150,638
   Rent                                                                 3,189,530           3,728,105        3,460,908
   Other center operating expenses                                      3,575,282           4,144,325        3,805,696
   General and administrative                                             908,567           1,814,730        1,598,366
   Depreciation and amortization                                          544,088             743,999          779,978
                                                                    ---------------------------------------------------
                                                                       18,553,721          21,781,788       19,795,586
                                                                    ---------------------------------------------------

Income (loss) from operations                                             374,817             433,615         (290,617)

Other income (expense)                                                      9,482              (1,051)           1,423
Interest expense                                                          (69,536)           (174,370)        (261,578)
                                                                    ---------------------------------------------------
Income (loss) before debt conversion expense and
   income taxes                                                           314,763             258,194         (550,772)
Debt conversion expense                                                         -            (983,947)               -
                                                                    ---------------------------------------------------

Income (loss) before income taxes                                         314,763            (725,753)        (550,772)
Income tax expense                                                            981               1,075              978
                                                                    ---------------------------------------------------
Net income (loss)                                                   $     313,782       $    (726,828)   $    (551,750)
                                                                    ===================================================

See accompanying notes.

                               Bright Start, Inc.
                        Statement of Shareholders' Equity

                                                                    PREFERRED STOCK
                                    --------------------------------------------------------------------------------
                                             SERIES A                  SERIES B                  SERIES C
                                    --------------------------------------------------------------------------------
                                       SHARES       AMOUNT       SHARES       AMOUNT       SHARES        AMOUNT
                                    --------------------------------------------------------------------------------
Balance August 31, 1995                 770,000      $7,700       833,333      $8,333       519,063      $5,191
   Exercise of stock options                  -           -             -           -             -           -
   Accretion of Series C stock to
     redemption value                         -           -             -           -             -           -
   Net loss                                   -           -             -           -             -           -
                                    --------------------------------------------------------------------------------
Balance August 31, 1996                 770,000       7,700       833,333       8,333       519,063       5,191
   Exercise of stock options                  -           -             -           -             -           -
   Accretion of Series C stock to
     redemption value                         -           -             -           -             -           -
   Discount on subordinated debt              -           -             -           -             -           -
   Net loss                                   -           -             -           -             -           -
                                    --------------------------------------------------------------------------------
Balance August 31, 1997                 770,000       7,700       833,333       8,333       519,063       5,191
   Exercise of stock options                  -           -             -           -             -           -
   Accretion of Series C stock to
     redemption value                         -           -             -           -             -           -
   Conversion of preferred stock
     to common stock                   (770,000)     (7,700)     (833,333)     (8,333)            -           -
   Conversion of subordinated debt
     to common stock                          -           -             -           -             -           -
   Conversion of shareholder notes
     payable to common stock                  -           -             -           -             -           -
   Net loss                                   -           -             -           -             -           -
                                    --------------------------------------------------------------------------------
Balance August 31, 1998                       -   $       -             -   $       -       519,063      $5,191
                                    ================================================================================

See accompanying notes.

                               Bright Start, Inc.
                       Statement of Shareholders' Equity


                                           SERIES D                 COMMON STOCK           ADDITIONAL      RETAINED
                                     ------------------------------------------------       PAID-IN        EARNINGS
                                      SHARES        AMOUNT        SHARES      AMOUNT        CAPITAL        (DEFICIT)        TOTAL
                                     -----------------------------------------------------------------------------------------------
Balance August 31, 1995               250,000       $2,500        296,472    $  2,965      $4,260,142   $   (898,466)    $3,388,365
   Exercise of stock options                -            -         26,528         265          22,412              -         22,677
   Accretion of Series C stock to
     redemption value                       -            -              -           -          30,936        (30,936)             -
   Net loss                                 -            -              -           -               -     (2,544,494)    (2,544,494)
                                     ----------------------------------------------------------------------------------------------
Balance August 31, 1996               250,000        2,500        323,000       3,230       4,313,490     (3,473,896)       866,548
   Exercise of stock options                -            -          3,000          30           2,970              -          3,000
   Accretion of Series C stock to
     redemption value                       -            -              -           -          30,936        (30,936)             -
   Discount on subordinated debt            -            -              -           -         767,808              -        767,808
   Net loss                                 -            -              -           -               -       (551,750)      (551,750)
                                     ----------------------------------------------------------------------------------------------
Balance August 31, 1997               250,000        2,500        326,000       3,260       5,115,204     (4,056,582)     1,085,606
   Exercise of stock options                -            -         25,709         257          15,950              -         16,207
   Accretion of Series C stock to
     redemption value                       -            -              -           -          30,936        (30,936)             -
   Conversion of preferred stock
     to common stock                 (250,000)      (2,500)     2,048,333      20,483         436,800       (438,750)             -
   Conversion of subordinated debt
     to common stock                        -            -        888,889       8,889       2,357,690              -      2,366,579
   Conversion of shareholder notes
     payable to common stock                -            -         90,890         909         203,596              -        204,505
   Net loss                                 -            -              -           -               -       (726,828)      (726,828)
                                     ==============================================================================================
Balance August 31, 1998                     -    $       -      3,379,821     $33,798      $8,160,176    $(5,253,096)    $2,946,069
                                     ==============================================================================================

                               Bright Start, Inc.
                            Statements of Cash Flows

                                                                 44 WEEKS ENDED            YEAR ENDED AUGUST 31
                                                                 JUNE 30, 1999              1998           1997
                                                            ------------------------------------------------------
OPERATING ACTIVITIES                                               (UNAUDITED)
Net income (loss)                                                  $ 313,782           $  (726,828)      $(551,750)
Adjustments to reconcile net loss to net cash provided by
   operating activities:
     Depreciation                                                    506,377               681,820         669,355
     Amortization                                                     37,710                62,184         109,697
     Debt conversion expense                                               -               983,947               -
     Deferred rent                                                    (4,825)               (5,791)         (5,790)
     Non-cash interest                                                     -                81,131         123,051
     Loss on disposal of fixed assets                                  5,685                20,241           2,297
     Changes in operating assets and liabilities:
       Accounts receivable                                           (64,107)             (143,064)        (74,186)
       Prepaid expenses and other assets                               3,857               (49,392)         24,804
       Accounts payable                                             (217,931)              (53,337)         32,004
       Accrued expenses                                             (137,104)              249,284         (28,506)
       Advance tuition                                               (45,822)              231,040          25,667
                                                            ------------------------------------------------------
Net cash provided by operating activities                            397,622             1,331,235         326,643

INVESTING ACTIVITIES
Purchase of equipment and leasehold improvements, net               (284,244)             (339,424)       (577,495)
                                                            ------------------------------------------------------
Net cash used in investing activities                               (284,244)             (339,424)       (577,495)

FINANCING ACTIVITIES
Principal payments on long-term debt                                (741,390)             (240,738)       (208,526)
Proceeds from issuance of long-term debt                              72,782                68,978          92,709
Proceeds from issuance of shareholder loans                                -                     -         200,000
Principal payments on shareholder loans                                    -               (18,000)              -
Proceeds from exercise of stock options                               12,500                16,207               -
Proceeds from line of credit                                         150,000                     -         270,000
Principal payments on line of credit                                       -              (295,000)       (250,000)
                                                            ------------------------------------------------------
Net cash (used in) provided by financing activities                 (506,108)             (468,553)        104,183
                                                            ------------------------------------------------------

Increase (decrease) in cash and cash equivalents                    (392,730)              523,258        (146,669)
Cash and cash equivalents at beginning of year                       627,972               104,714         251,383
                                                            ======================================================
Cash and cash equivalents at end of year                           $ 235,242          $    627,972       $ 104,714
                                                            ======================================================

                               Bright Start, Inc.
                      Statements of Cash Flows (continued)

                                                                44 WEEKS ENDED             YEAR ENDED AUGUST 31
                                                                 JUNE 30, 1999             1998             1997
                                                             ---------------------------------------------------------
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND                    (UNAUDITED)
   FINANCING ACTIVITIES
Conversion of convertible subordinated debt, net of
   discount, to common stock                                       $        -           $1,425,402       $       -
Conversion of shareholder loan plus related accrued
   interest to common stock                                                 -              204,505               -
Conversion of Series A, B, and D Preferred Stock to
   common stock                                                             -               18,533               -
Conversion of Series C Preferred Stock to Subordinated debt         2,199,789

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest                                             $   46,106          $    89,025       $ 163,179
Cash paid for income taxes                                                981                1,075             678


See accompanying notes.


                               Bright Start, Inc.

                          Notes to Financial Statements

                      Years ended August 31, 1998 and 1997



1. DESCRIPTION OF BUSINESS

Bright Start, Inc. (the Company) owns and operates forty-one child care centers located in Minnesota, Wisconsin, Nevada and New Mexico and three kindergarten through fifth grade elementary schools in New Mexico. The Company is subject to the regulatory requirements for child care centers in the various states in which they operate and provides educationally-based early childhood programs for infants through kindergarten. It also operates programs for care of school-age children before and after their regular school day.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited financial statements have been prepared according to generally accepted accounting principles for interim financial information and include all adjustments, consisting of normal recurring accruals, which, in the opinion of management, are necessary for a fair presentation of financial position, results of operations and cash flows. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Results of operations for interim periods are not necessarily indicative of results to be expected for a full year.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Equipment and leasehold improvements are stated at cost and are depreciated using accelerated and straight-line methods over the following estimated useful lives:

                                                         YEARS
                                                  -------------------

Vehicles                                                5 - 8
Office furniture and equipment                          5 - 7
Equipment and fixtures                                  7
Movable furnishings                                     5 - 7
Outdoor playground equipment                            7 - 10
Learning equipment                                      3 - 5
Leasehold improvements                                 10 - 31 1/2
Playground improvements                                 3

                               Bright Start, Inc.

                          Notes to Financial Statements

                      Years ended August 31, 1998 and 1997



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INTANGIBLE ASSETS

Intangible assets consist of acquisition and organization costs and goodwill. Acquisition and organization costs are amortized on a straight-line basis over five years and goodwill is amortized on a straight-line basis over 40 years.

Deferred debt costs were amortized using the interest method at a rate of 9.75% until March 31, 1998 at which time the unamortized balance was expensed due to the conversion of the related subordinated debt to common stock (see Note 5).

IMPAIRMENT OF LONG-LIVED ASSETS

The Company will record impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

GROSS RECEIPTS TAX

The Company pays an average gross receipts tax of approximately 5.5% on gross revenues in New Mexico. This tax is netted against tuition revenue in the accompanying income statement.

INCOME TAXES

The Company accounts for income taxes using the liability method. Deferred income taxes are provided for temporary differences between financial reporting and tax bases of assets and liabilities.

                               Bright Start, Inc.

                          Notes to Financial Statements

                      Years ended August 31, 1998 and 1997



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from the estimates.

STOCK-BASED COMPENSATION

The Company has adopted the disclosure-only provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation (Statement 123), but applies Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), and related interpretations in accounting for its stock plans. Under APB 25, when the exercise price of stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

RECLASSIFICATIONS

Certain prior period amounts have been reclassified to conform with the current year presentation.

3. LINE OF CREDIT

The Company has a Revolving Credit Agreement (the Credit Line) with U.S. Bank, N.A. (formerly First Bank, N.A.) (the Bank) to make loans to the Company of up to $300,000 through January 31, 1999. The Credit Line is secured by all available assets of the Company and a full personal guaranty by the Company's Chief Executive Officer. Interest on the outstanding balance is due monthly at a rate of 1.5% over the Bank's reference rate (10.0% at August 31, 1998). There was no outstanding balance under the credit line at August 31, 1998.

The Credit Line contains certain financial and non-financial covenants. The Company was in compliance with all covenants at August 31, 1998.

                               Bright Start, Inc.

                          Notes to Financial Statements

                      Years ended August 31, 1998 and 1997



4. LONG-TERM DEBT


Long-term debt consists of the following:
                                                                              1998            1997
                                                                           --------------------------
Note payable for purchase of child care centers in Wisconsin, payable in quarterly installments of $10,417 to October 2000 plus interest at the lesser of 1% above Firstar Bank base rate or 8%, collateralized
  by assets purchased                                                        $ 52,083       $  93,750

Note payable for purchase of child care centers in Nevada, payable in quarterly installments of $10,592, to June 1999, including interest
  at 9%, unsecured                                                             19,162          68,768

Note payable for purchase of Wee Care Learning Center in Nevada, payable in quarterly installments of $3,125 to April 1999 plus
  interest at 8%, unsecured                                                     9,375          21,875

Note payable for purchase of Wee Wonder Child Care Center in Nevada, payable in quarterly installments of $4,375 to February 1999 plus
  interest at 7.5%, collateralized by assets purchased                          8,750          26,250

Note payable for purchase of Kurious Kids Academy in Wisconsin, payable in quarterly installments of $9,286 to March 2003 plus interest at
  8%, collateralized by assets purchased                                      176,429         213,572

Capitalized lease agreement for equipment related to newly developed centers from FBS Business Financial Corporation, payable in monthly installments of
  $4,183 to August 2001, including interest at 10.58%,
  collateralized by leased assets                                             127,440         162,111

Capitalized lease agreement for computer equipment from GreatAmerica Leasing
  Corporation, payable in monthly installments of $474 to February 2001, including interest at 12.18%, collateralized by leased
  assets                                                                       13,231               -

Loans payable for vehicles purchased, payable in monthly installments from
  $355 to $536 including interest ranging from 9.75% to 14.99%, expiring through February 16, 2002, collateralized by vehicles
  purchased                                                                   150,003         141,907
                                                                           --------------------------
                                                                              556,473         728,233
Less current maturities                                                       211,444         225,148
                                                                           ==========================
Total long-term debt                                                         $345,029       $ 503,085
                                                                           ==========================

                               Bright Start, Inc.

                          Notes to Financial Statements

                      Years ended August 31, 1998 and 1997



4. LONG-TERM DEBT (CONTINUED)

Future maturities of long-term debt are as follows:

   Year ending August 31:
     1999                                                 $211,444
     2000                                                  146,202
     2001                                                  126,904
     2002                                                   44,066
     2003                                                   27,857
                                                         ===========
                                                          $556,473
                                                         ===========

5. CONVERTIBLE SUBORDINATED DEBT

On March 31, 1995 the Company issued a $2,000,000 convertible subordinated note (the Note). The proceeds from the Note issuance were used to complete the New Mexico acquisition in 1995. Deferred debt costs of $74,794 were capitalized and amortized using the interest method. The original Note was convertible into 300,000 shares of Common Stock at $6.667 per share. Effective October 1, 1996 the Company negotiated an amendment with the issuer that waived all future interest payments in exchange for reducing the initial conversion price to $4.25 per share. As a result of the amended conversion price the Note became convertible into 470,588 shares of Common Stock. A discount on the Note of approximately $768,000 was recorded during 1997 to reflect the present value of the principal payments. This discount was being amortized to interest expense over the remaining life of the Note. During 1998, noncash interest on the amortization of the discount of $78,498 was recorded.

On March 31, 1998, the Note was converted at the option of the issuer in exchange for a new lower conversion price of $2.25 per share. As a result of the conversion, 888,889 shares of voting common stock were issued and debt conversion expense of $941,177 was recorded to reflect the 418,301 additional shares issued over the contractual amount at the new conversion price of $2.25 per share. The remaining unamortized balance of the related deferred debt costs in the amount of $42,770 was also written off to debt conversion expense.

                               Bright Start, Inc.

                          Notes to Financial Statements

                      Years ended August 31, 1998 and 1997



6. PREFERRED STOCK

SERIES A AND B PREFERRED STOCK

The Company had issued and outstanding 770,000 shares of Series A Preferred and 833,333 shares of Series B Preferred Stock. The shares were convertible into voting common shares of the Company at any time at the option of the shareholders on a one-for-one basis. On March 31, 1998, all Series A and Series B Preferred Stock was converted into voting common stock at the option of the shareholders at the stated conversion price. As a result of the conversion, 1,603,333 additional shares of common stock were issued.

SERIES C PREFERRED STOCK

In conjunction with the New Mexico acquisition in 1995, the Company issued 519,063 shares of Series C Preferred Stock. The shares are convertible into voting common shares of the Company at any time at the option of the shareholders on a one-for-one basis but are automatically converted into common shares pursuant to the filing of a registration statement. The Series C shares are redeemable at the option of the Company any time between April 1, 1999 and March 31, 2002 and before the Series A and B Preferred shares. The stock was valued at $4.00 per share and contains a put option which entitles the shareholders to redeem their shares at a price of $4.238 per share no earlier than April 1, 1999. If the shareholders elect this redemption, the amount shall be paid in four equal annual installments of $550,000 plus interest beginning April 1, 1999. Prior to the redemption date, the Company will reduce retained earnings and increase additional paid-in capital to increase the value of the Series C shares to their put value at the earliest redemption date. The amount of this adjustment in 1998 was $30,936.

SERIES D PREFERRED STOCK

The Company had issued and outstanding 250,000 shares of Series D Preferred Stock at $4.00 per share. The shares were convertible into voting common shares of the Company at any time at the option of the shareholders on a one-for-one basis. On March 31, 1998, the Series D Preferred Stock was converted into voting common stock at the option of the shareholders in exchange for a new lower conversion rate of 1.78 shares of common stock for each share of Series D Preferred, or $2.25 per share. As a result of the conversion,

                               Bright Start, Inc.

                          Notes to Financial Statements

                      Years ended August 31, 1998 and 1997



6. PREFERRED STOCK (CONTINUED)

445,000 additional shares of common stock were issued and a preferred stock dividend of $438,750 was recorded as a direct charge to retained earnings to reflect the 195,000 additional shares issued over the contractual amount at the new conversion price of $2.25 per share.

7. STOCK OPTIONS

The Company, in the years prior to 1994, issued incentive and non-qualified stock options to directors and stockholders. In 1994, the Board of Directors established a stock option plan under which 210,000 shares of Common Stock were reserved for issuance to employees, officers and directors. In 1998, the Board of Directors authorized an additional 75,000 shares of Common Stock to be reserved for issuance under the Plan.

Non-qualified options are granted at a price approved by the Board of Directors. Incentive stock options are granted at a price determined by the Board of Directors which is required to be at least the fair market value of the Common Stock of the Company on the date of grant. Stock options are exercisable in increments defined by each agreement with the option holder and generally expire ten years from the grant date.

The following table summarizes the options to purchase shares of the Company's Common Stock under the Company's stock option plans:

                                          SHARES AVAILABLE         OPTIONS                 WEIGHTED
                                              FOR GRANT          OUTSTANDING          AVERAGE PRICE PER
                                                                                            SHARE
                                         --------------------------------------------------------------
Balance at August 31, 1996                       32,500            226,418                1.11
  Granted                                        (7,000)             7,000                1.25
  Exercised                                           -             (3,000)               1.00
  Canceled                                        6,500             (6,500)               1.25
                                         ---------------------------------------
Balance at August 31, 1997                       32,000            223,918                1.11
  Reserved                                       75,000                  -
  Granted                                       (84,000)            84,000                1.29
  Exercised                                           -            (25,709)                .63
  Canceled                                       12,000            (12,000)               1.25
                                         =======================================
Balance at August 31, 1998                       35,000            270,209               $1.20
                                         =======================================

                               Bright Start, Inc.

                          Notes to Financial Statements

                      Years ended August 31, 1998 and 1997



7. STOCK OPTIONS (CONTINUED)

The options are exercisable over a four-year vesting period and expire 10 years after the grant date. At August 31, 1998 and 1997, options to purchase 170,834 and 169,168 shares of common stock are exercisable, respectively, at weighted average exercise prices of $1.16 and $1.06, respectively. The weighted average remaining contractual life of options outstanding at August 31, 1998 and 1997 was 6.96 and 6.78 years, respectively.

FASB Statement 123 requires that the pro forma impact on the Company's net loss be disclosed as if the Company had accounted for its employee stock options under the fair value method of Statement 123. The pro forma impact was not material for 1998 and 1997.

8. OPERATING LEASES

The Company leases its facilities under operating leases. In addition to the base rent, the majority of the leases provide for payment of various operating costs. The leases expire on various dates to July 2017. Certain leases contain options to renew. The Company also rents corporate office space in St. Paul, Minnesota under terms of an operating lease agreement which expires in January 1999. The lease payments for the majority of the New Mexico Centers are secured by the assets of those centers. Future minimum payments on the noncancelable operating leases are as follows:

   Year ending August 31:
     1999                                                  $  3,618,971
     2000                                                     3,618,586
     2001                                                     3,565,102
     2002                                                     3,452,733
     2003                                                     3,313,597
   Thereafter                                                19,481,169

Minimum lease payments for operating leases shown above do not include contingent rentals which are based on increases in the Consumer Price Index. Rent expensed for the years ended August 31, 1998 and 1997 was $3,779,290 and $3,510,689, respectively. Of the 1998 amount, $940,300 was paid to New Vistas Investment Corporation (NVIC), in which a current Board member has an ownership interest. Also included in the 1998 rent expense is $365,080 paid to NVIBBR Ltd., Co., which is a partner with NVIC.

                               Bright Start, Inc.

                          Notes to Financial Statements

                      Years ended August 31, 1998 and 1997



9. INCOME TAXES

At August 31, 1998, the Company has a cumulative net operating loss carryforward of approximately $2,529,000 for income tax purposes that begins to expire in the year 2004. These carryforwards are subject to the limitations of the Internal Revenue Code Section 382 in the event of certain changes in the equity ownership of the Company. The Company experienced ownership changes in 1992, 1994 and 1995. However, the Company does not believe that these ownership changes will significantly limit its ability to use the existing net operating loss carryforwards.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Significant components of the Company's deferred tax liabilities and assets are as follows:

                                                        AUGUST 31
                                                  1998            1997
                                            -------------------------------
   Deferred tax liabilities:
     Tax over book depreciation               $   244,000     $    321,000
                                            -------------------------------
   Total deferred tax liabilities                 244,000          321,000

   Deferred tax assets:
     Net operating loss carryforward              976,000        1,133,000
     Goodwill                                     547,000          622,000
     Other                                         46,000           37,000
                                            -------------------------------
   Total deferred tax assets                    1,569,000        1,792,000
                                            -------------------------------
   Net deferred tax asset                       1,325,000        1,471,000
   Valuation allowance                         (1,325,000)      (1,471,000)
                                            ===============================
                                              $         -     $          -
                                            ===============================

                               Bright Start, Inc.

                          Notes to Financial Statements

                      Years ended August 31, 1998 and 1997



10. COMMITMENTS

In connection with the purchase of the Wisconsin and certain Nevada centers, the Company entered into non-competition and consulting agreements with the former owners. The Wisconsin agreement requires quarterly payments of $12,500 through May 1999, and the Nevada agreements require quarterly payments of $15,208 through July 1999. The amount expensed relating to these agreements for the years ended August 31, 1998 and 1997 was $110,829.

The Company is also obligated under an agreement to pay a portion of profits to the former owners from three school-age programs operated in Wisconsin public schools. These payments will be made through May 1999 up to a maximum of $350,000. The Company's obligation under this agreement for 1998 and 1997 totaled $47,035 and $43,870, respectively, which has been reflected as a purchase price adjustment.

In connection with the 1995 New Mexico acquisition, the Company entered into consulting agreements with three of the previous owners (Sellers) requiring monthly payments of $10,581 including applicable gross receipts tax through April 2000. The amount expensed relating to these agreements for the year ended August 31, 1998 and 1997 was $126,975 and $122,547, respectively. The amounts paid to a current board member as the result of these agreements were $63,488 in 1998 and $60,569 in 1997. The Sellers also have performance fee agreements whereby the Company is obligated to pay 2% of gross revenue derived from new centers placed in operation between December 31, 1994 and December 31, 1999, with a maximum of $40,000 per center. The amount paid relating to these agreements for the year ended August 31, 1998 and 1997 was $42,756 and $34,425, respectively, and the amounts accrued relating to these agreements for the year ended August 31, 1998 and 1997 was $7,040 and $14,876, respectively. The amounts paid to a current board member as the result of these agreements were $25,296 in 1998 and $17,213 in 1997.

Also in connection with the 1995 New Mexico acquisition, the Company is obligated, under a deferred consideration agreement, to pay a portion of profits, as defined, from the existing centers to the Sellers. This agreement expires in April 2002 and is limited to a maximum payout of $400,000. No amounts were accrued under this agreement as of August 31, 1998.

                               Bright Start, Inc.

                          Notes to Financial Statements

                      Years ended August 31, 1998 and 1997



10. COMMITMENTS (CONTINUED)

Minimum annual payment requirements under the non-competition and consulting agreements for the five years subsequent to 1998 and in the aggregate are:

   1999                                           $230,328
   2000                                             74,069
                                           ==================
                                                  $304,397
                                           ==================

11. NOTES PAYABLE - SHAREHOLDERS

During 1997, the Company issued $200,000 of unsecured promissory notes to certain shareholders in exchange for cash. On March 31, 1998, $182,000 of the notes, plus accrued interest, were converted into voting common stock at $2.25 per share. As a result of the conversion, 90,890 additional shares of common stock were issued. The remaining $18,000 of shareholder notes plus accrued interest were paid in July 1998.

(b)  Pro Forma Financial Information

     Set forth below are the unaudited pro forma combined balance sheet as of July 3, 1999 and unaudited pro forma combined statement of operations of the Company for the 44 weeks then ended.

                               LPA HOLDING CORP.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma financial information combines the historical financial information of LPA Holding Corp. and subsidiaries (the "Company") and Bright Start, Inc. ("Bright Start").

On July 21, 1999 the Company acquired all the outstanding shares of Bright Start for $9.3 million in cash and assumed approximately $2.0 million in debt. At the time of the acquisition, Bright Start operated 43 preschools in the states of Minnesota, Wisconsin, Nevada, and New Mexico with one new school under construction, referred to herein as the "Acquisition." The Acquisition was accounted for as a purchase, and accordingly, the purchase price has been allocated to the fair value of net assets acquired, as well as normal closing adjustments, and resulted in a preliminary allocation to goodwill of $10.1 million. Such allocations are preliminary in nature, pending the outcome of a detailed analysis being performed by the Company of the assets and liabilities acquired.

The unaudited Pro Forma Combined Balance Sheet combines the July 3, 1999 historical consolidated balance sheet of the Company and the historical balance sheet of Bright Start. The balance sheets are combined on a pro forma basis as if the Acquisition had been effective as of July 3, 1999, after giving effect to various accounting adjustments for purchase accounting rules as well as the financing of the transaction.

The unaudited Pro Forma Combined Statements of Operations present the combined historical results of operations of the Company and Bright Start for the 44 weeks ended July 3, 1999 (44 weeks ended June 30, 1999 in the case of Bright Start), as if the final closing of the Acquisition had been effective on the first day of the period, after giving effect to various accounting adjustments.

On June 10, 1999, the Company changed its fiscal year to be the 52 or 53 week period ending on the first Saturday in July. The historical statement of operations for the Company were derived from the audited financial statements for the 44 week transition period ended July 3, 1999. The historical statement of operations for Bright Start were derived from the unaudited financial statements for the 44 weeks ended June 30, 1999.

The unaudited pro forma combined financial information has been prepared using the assumptions set forth in the Notes to Unaudited Pro Forma Financial Information and should be read in conjunction with the Company's Consolidated Financial Statements and notes thereto, which have been previously filed with the Securities and Exchange Commission in the Company's Annual Report on Form 10-K for the 44-weeks ended July 3, 1999 and with the financial statements of Bright Start and notes thereto filed herewith.

The unaudited pro forma combined financial information is intended for informational purposes and is not necessarily indicative of the future financial position or future results of operations of the Company after the Acquisition or of the financial position or the results of operations of the Company that would have actually occurred had the Acquisition been consummated at the beginning of the periods presented.

LPA HOLDING CORP.
UNAUDITED PRO FORMA COMBINED BALANCE SHEETS
(In thousands of dollars)

==============================================================================================================================

                                                              LA PETITE     BRIGHT START
                                                               JULY 3,        JUNE 30,          PRO FORMA           PRO FORMA
ASSETS                                                          1999          1999 (a)         ADJUSTMENTS          COMBINED
                                                             -----------    ------------      ------------        ------------
Current assets:
  Cash and cash equivalents                                  $     4,572    $        235      $                   $      4,807
  Restricted cash investments                                      1,218                                                 1,218
  Accounts and notes receivable, net                               8,077             610              (308) (a)          8,379
  Prepaid food and supplies                                        7,884                               389  (c)          8,273
  Other prepaid expenses                                           5,850             302                                 6,152
  Refundable income taxes                                            192                                                   192
  Current deferred income taxes
                                                             -----------    ------------      ------------        ------------
    Total current assets                                          27,793           1,147                81              29,021
Net Property and equipment                                        70,719           2,054                                72,773
Goodwill                                                          51,576           1,224             8,876  (e)         61,676
Other assets                                                      10,204             117               (12) (f)         10,309
Deferred income taxes                                              8,883                                                 8,883
                                                             -----------    ------------      ------------        ------------
                                                             $   169,175    $      4,542      $      8,945        $    182,662
                                                             ===========    ============      ============        ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Overdrafts due banks                                       $     7,450    $                 $                   $      7,450
  Accounts payable                                                 7,972             111                                 8,083
  Current reserve for closed academies                             1,366                                                 1,366
  Current maturities of long-term debt and capital                 6,187             322              (208) (d)          6,301
  lease obligations
  Accrued salaries, wages and other payroll costs                 11,903             658                23  (d)         12,584
  Accrued insurance liabilities                                    2,389                                                 2,389
  Accrued property and sales taxes                                 3,749              43                                 3,792
  Accrued interest payable                                         2,388              28               (28) (d)          2,388
  Other current liabilities                                       11,199             380              (219) (d)         11,360
  Current deferred income taxes                                      361                                                   361
                                                             -----------    ------------      ------------        ------------
    Total current liabilities                                     54,964           1,542              (432)             56,074
Long-term debt and capital lease obligations                     183,999           1,915            10,462  (b)        196,376
Other long-term liabilities                                       11,085              12               (12) (a)         11,085
Series A 12% redeemable preferred stock                           29,310                                                29,310
Stockholders' deficit:
  Class A common stock                                                 6              34               (34) (g)              6
  Class B common stock
  Common  stock warrants                                           5,645                                                 5,645
  Additional paid-in-capital                                                       5,996            (5,996) (g)              0
  Accumulated deficit                                           (115,834)         (4,957)            4,957  (g)       (115,834)
                                                             -----------    ------------      ------------        ------------
    Total stockholders' deficit                                 (110,183)          1,073            (1,073)           (110,183)
                                                             -----------    ------------      ------------        ------------
                                                             $   169,175    $      4,542      $      8,945        $    182,662
                                                             ===========    ============      ============        ============

See accompanying notes

LPA HOLDING CORP.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
(In thousands of dollars)

============================================================================================================================

                                                         LA PETITE      BRIGHT START
                                                          44 WEEKS        44 WEEKS
                                                           ENDED           ENDED                                  PRO FORMA
                                                          JULY 3,         JUNE 30,         PRO FORMA              COMBINED
                                                            1999          1999 (a)         ADJUSTMENTS           ADJUSTMENTS
                                                        -----------     ------------      ------------          ------------
Operating revenue                                       $   281,072     $     18,929      $                     $    300,001

Operating expenses:
  Salaries, wages and benefits                              150,052           10,336                                 160,388
  Facility lease expense                                     34,717            3,190                                  37,907
  Depreciation                                               10,911              506                                  11,417
  Amortization of goodwill and other
    intangibles                                                 925               38               389  (h)            1,352
  Other                                                      68,277            4,484              (773) (i)           71,988
                                                        -----------     ------------      ------------          ------------
                                                            264,882           18,554              (384)              283,052
                                                        -----------     ------------      ------------          ------------
Operating income                                             16,190              375               384                16,949
                                                        -----------     ------------      ------------          ------------
Interest expense                                             16,145               69               835  (j)           17,049
Interest income                                                (153)              (9)                                   (162)
                                                        -----------     ------------      ------------          ------------
    Net interest costs                                       15,992               60               835                16,887
                                                        -----------     ------------      ------------          ------------
Income before income taxes                                      198              315              (451)                   62
Provision (benefit) for income taxes                            995                1              (183) (k)              813
                                                        -----------     ------------      ------------          ------------
Net income (loss)                                       $      (797)    $        314      $       (268)         $       (751)
                                                        ===========     ============      ============          ============

See accompanying notes

                                LPA HOLDING CORP.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION


(a) Certain amounts reported in the financial statements of Bright Start have been reclassified to conform to the Company's financial statement classifications and presentations.

(b)  The pro forma adjustments to long-term debt include (in thousands):

     Borrowings on revolving credit facility                    $ 12,214
     Elimination of existing long-term debt of Bright Start       (1,752)
                                                                --------
                                                                $ 10,462
                                                                ========

(c) To record supply and food inventory not previously capitalized by Bright Start.

(d) To record elimination of various Bright Start accruals, debt and accrued interest, as well as to record various reclassifications and accruals including transaction costs.

(e)  To record goodwill associated with the Acquisition (in thousands):

     Goodwill associated with purchase                          $ 10,100
     Eliminate historical goodwill of Bright Start                (1,224)
                                                                --------
                                                                $  8,876
                                                                ========

(f)  To eliminate historical acquisition costs from pro forma balance sheet.

(g)  To eliminate Bright Start equity from pro forma balance sheet.

(h) To reflect the Company's pro forma amortization related to the portion of the Bright Start purchase price allocated to goodwill, as well as the elimination of Bright Start's historical amortization. Goodwill is being amortized for pro forma purposes using the straight-line method over a 20-year period.

(i) To eliminate home office overhead expenses, including salaries, as a result of closing the corporate offices.

(j) To reflect interest expense related to the financing of the acquisition at an average rate of interest and repayment of certain existing indebtedness as discussed in note (b) above.

(k) To adjust income taxes for the effects of the above pro forma adjustments at a statutory rate of 40.6%.

(c)      Exhibits


Exhibit
Number     Description of Exhibits
2.1*       Agreement and Plan of Merger dated June 30, 1999 by and between La Petite
           Academy, Inc., LPA Acquisition Co., Inc. and Bright Start, Inc.

23.1       Consent of Ernst & Young LLP

99.1       Press Release dated July 21, 1999.











-----------------
* The exhibits and schedules to this Agreement and Plan of Merger are not included with this filing. The Company will provide these exhibits and schedules upon the request of the Securities and Exchange Commission.

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   LPA HOLDING CORP.
                                   A Delaware corporation


Date: December 7, 1999             /s/ Joan K. Singleton
                                   --------------------------------
                                   By: Joan K. Singleton
                                       Senior Vice-President, Chief Financial
                                       Officer and duly authorized
                                       representative of the registrant

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    La Petite Academy, Inc.,
                                    A Delaware corporation



Date:  December 7, 1999             /s/ Joan K. Singleton
                                    ------------------------------
                                    By: Joan K. Singleton
                                        Senior Vice-President, Chief Financial
                                        Officer and duly authorized
                                        representative of the registrant

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 LPA SERVICES, INC.
                                 A Delaware corporation


Date: December 7, 1999           /s/ Joan K. Singleton
                                 -----------------------------------------
                                 By: Joan K. Singleton
                                     Senior Vice-President, Chief Financial
                                     Officer and duly authorized
                                     representative of the registrant

                                 EXHIBIT INDEX


Exhibit
Number     Description of Exhibits
2.1*       Agreement and Plan of Merger dated June 30, 1999 by and between La Petite
           Academy, Inc., LPA Acquisition Co., Inc. and Bright Start, Inc.

23.1       Consent of Ernst & Young LLP

99.1       Press Release dated July 21, 1999.







--------------------
* The exhibits and schedules to this Agreement and Plan of Merger are not included with this filing. The Company will provide these exhibits and schedules upon the request of the Securities and Exchange Commission.